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                      [BLANK ROME COMISKY & MCCAULEY, LLP]









                                                     November 8, 2000




Constellation 3D, Inc.
230 Park Avenue
New York, New York 101169

         Re:  Constellation 3D, Inc.; Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as Florida counsel to Constellation 3D, Inc., a Florida corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-1 (the "Registration Statement"), relating to the offering of up to 5,951,020 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). All of the shares covered by the Registration Statement (the "Shares") may be sold by certain shareholders of the Company. Of those Shares, up to 3,218,551 Shares may be issued under warrants and a convertible debenture granted by the Company to certain equity holders (the foregoing warrants and convertible debenture being hereinafter collectively called the "Securities").

     In rendering the opinion set forth below, we have reviewed the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, resolutions adopted by its Board of Directors, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     Based upon the foregoing, we are of the opinion that: (i) the Shares issuable under the Securities, when issued by the Company and paid for in the manner contemplated by the terms of the Securities, will be duly authorized, validly issued, fully paid and nonassessible, and (ii) all other Shares are duly authorized, validly issued, fully paid and nonassessible.


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     Our opinion set forth above is limited to the laws of the State of Florida, and we express no opinion as to any other laws, statutes, rules or regulations.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters."





                                        Very truly yours,


                                        /s/  BLANK ROME COMISKY & MCCAULEY, LLP
                                        ---------------------------------------
                                        BLANK ROME COMISKY & MCCAULEY, LLP